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                                                                    EXHIBIT 99.1

                          MCNAUGHTON APPAREL GROUP INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE [o], 2001

         The undersigned stockholder of McNaughton Apparel Group Inc. ("McNaughton"), revoking all prior proxies, hereby appoints Peter Boneparth and Amanda J. Bokman, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of McNaughton which the undersigned is entitled to vote at the special meeting of stockholders to be held at [ADDRESS], on [o], June [o], 2001, beginning at 9:00 a.m., local time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Special Meeting dated May [o], 2001, and the related proxy statement/prospectus, copies of which have been received by the undersigned.

         THIS PROXY IS SOLICITED ON BEHALF OF THE MCNAUGHTON BOARD OF DIRECTORS. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                           (Continued on reverse side)

            (Please fill in the appropriate boxes on the other side)



1. To adopt the Agreement and Plan of Merger, dated as of April 13, 2001, among Jones Apparel Group, Inc., MCN Acquisition Corp., a direct wholly owned subsidiary of Jones Apparel Group, Inc., and McNaughton Apparel Group Inc., subject to applicable laws, as the same may be amended from time to time.

              [ ] FOR          [ ] AGAINST                [ ] ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSAL. IN ADDITION, UNLESS (I) OTHERWISE INDICATED ON THIS PROXY OR
(II) THE OTHER MATTER RELATES TO THE ADJOURNMENT OF THE SPECIAL MEETING AND THE SHARES REPRESENTED BY THIS PROXY ARE TO BE VOTED AGAINST THE PROPOSAL TO ADOPT THE MERGER AGREEMENT, THE PERSONS NAMED AS PROXIES ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING.

DATED                       , 2001
      ---------------------

Signature of Stockholder(s)
----------------------------------

----------------------------------

         Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage is needed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE STOCK CERTIFICATE.

         If the stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other persons.

                 Mark here if you plan to attend the meeting [ ]


PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.